                                                                    EXHIBIT 10.6

                        EMPLOYEE INCENTIVE STOCK OPTION
                           CERTIFICATE AND AGREEMENT

     AGREEMENT, dated as of this __st day of _________, 19__ between Albany Molecular Research, Inc. (the "Company"), a New York corporation, and _____________ ("The Optionee").

                                  WITNESSETH:
                                  -----------

     WHEREAS:

     A. The directors and shareholders of the Company have heretofore adopted the 1992 Stock Option Plan of Albany Molecular Research, Inc. (the "Plan") to permit options to be granted to certain key employees of the Company to purchase shares of the Common Stock of the Company (the "Common Stock"); and

     B. The Optionee is now employed by the Company in a key capacity, and the Company desires (i) Optionee to remain in such employ and (ii) to secure or increase his/her stock ownership in the Company in order to increase his/her incentive and personal interest in the welfare of the Company;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. Nothing herein contained shall be deemed to confer upon the Optionee any right to continue in the employ of the Company, nor to interfere in any way with the right of the Company to terminate the employment of the Optionee.

     2. The Company hereby grants to the Optionee an incentive stock option, within the meaning of Section 422A of the Internal Revenue Code, (the "Option") to purchase from the Company, in accordance with the Vesting Schedule below, in whole of the aggregate number of options vested at any time after three (3) years from the date hereof, or in part, provided that the minimum number of options exercised is at least 500 (or <<Vest1>>if under 500), from time to time after three (3) years from the date hereof, during the ten (10) year period commencing from the date hereof, an aggregate of <<Shares>> shares of Common Stock (the "Optioned Shares").

     ------------------------------------------------------------------
      YEARS OF SERVICE   PERCENTAGE VESTED   AGGREGATE NUMBER OF SHARES
     ------------------------------------------------------------------
        Less than 3                      0%              0
     ------------------------------------------------------------------
             3                          60%          <<Vest 1>>
     ------------------------------------------------------------------
             4                          80%          <<Vest 2>>
     ------------------------------------------------------------------
             5                         100%          <<Shares>>
     ------------------------------------------------------------------

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     3.   The option price is $________ per Optioned Share, subject to adjustment as provided in Section 8 hereof, which was not less than 100% of the fair market value of the optioned shares on the grant date.

     4. The Option may be exercised Option, delivered or mailed to the Company at its principal office, specifying the number of only by written notice of the Optioned Shares in respect of which the Option is being exercised, and accompanied by intent to exercise the payment for such shares by certified check, subject to collection, payable to the order of the Company; provided however, that if in its sole discretion and in accordance with the
-------  -------
Plan, the Administrator (as defined in Section 8 below) shall so determine, all or any portion of such payment may be made in kind by the delivery of shares of Common Stock having a fair market value at the time of payment equal to the portion of the option price so paid. Upon payment of the purchase price, the purchased Optioned Shares shall be fully paid and non-assessable.

     5. If the Company shall be required to withhold any amounts by reason of any federal, state or local rules or regulation in respect to the issuance of shares pursuant to the exercise of the Option, the Company shall be entitled to deduct and withhold such amount from any cash payments to be made to the Optionee, whether from wages, bonus or otherwise. In any event, the Optionee shall pay to the Company, promptly upon request by the Company, sufficient funds to meet the requirements of such withholding, and the Company shall be entitled to take and authorize such funds made available to it out of any funds or property due or to become due to the Optionee.

     6. During the life of the Optionee, the Option shall not be transferable and may be exercised only by the Optionee. In the event the employment of the Optionee is terminated by reason of his disability, the Option, to the extent it has not theretofore expired or been exercised or otherwise cancelled, shall terminate upon the earlier date to occur of the expiration of twelve months after the date of separation from service due to such disability and the expiration date specified in Section 2 hereof. In the event of the death of the Optionee while an employee of the Company, the Option, to the extent it has not theretofore expired or been exercised or otherwise canceled, shall become exercisable in full by the person to whom the Option is transferred by will or the applicable laws of decent and distribution and shall, to the extent it has not theretofore been exercised or become unexercisable, terminate upon the earlier date to occur of the expiration of twelve months after the date of the Optionee's death and the expiration date specified in Section 2 hereof.

     7. In the event that an Optionee's employment with the Company is terminated, whether voluntarily or otherwise, but other than by reason of his/her disability or death, the Option, to the extent it has not theretofore expired or been exercised or otherwise canceled, shall terminate upon the earlier date to occur of the expiration of five (5) business days after the date of termination of employment and the date specified in Section 2.

     8. In the event that a dividend shall be declared upon the Common Stock payable in shares of Common Stock, the Optioned Shares shall be adjusted by adding to each such share the number of shares which would be distributable thereon if such Shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock

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dividend. In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation, then there shall be substituted for each Optioned Share the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be changed or for which each such share shall be exchanged. In the event that there shall be any change, other than as specified above in this paragraph, in the number or kind of outstanding shares of Common Stock, or of any stock or other securities into which Common Stock shall have been changed, or for which it shall have been exchanged, then, if the Board of Directors (the "Board") of the Company or a Committee, selected by the Board, to whom the administration of the Plan is delegated under the provisions thereof (such Board or Committee, as the case may be, being hereinafter referred to as the "Administrator") shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of Optioned Shares, such adjustment shall be made by the Administrator and shall be effective and binding for all purposes of this Agreement. In case of any such substitution or adjustment pursuant to this paragraph, the option price for each Optioned Share will be the option price for all shares of Common Stock or other securities which shall have been substituted for Optioned Shares or to which such Shares shall have been adjusted pursuant to this paragraph divided by the total number of Optioned Shares, as adjusted or substituted. No adjustment or substitution provided for in this paragraph shall apply to any share of Common Stock issued in respect of an Option exercised prior to the effective date of such adjustment or substitution or shall require the Company to sell a fractional share. In the event of dissolution or liquidation of the Company or, except as otherwise provided in the second sentence of this Section 8, a sale of assets, merger or consolidation of the Company, the Option, to the extent not theretofore exercised, shall terminate.

     9. The Optionee shall not be deemed for any purposes to be a stockholder of the Company with respect to any of the Optioned Shares except to the extent that the Option shall have been duly exercised with respect thereto and a stock certificate issued therefore.

     10. The existence of the Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or dissolution or liquidation of the Company or any sale of transfer of all or part of its assets or business, or any other corporation act or proceeding, whether of a similar character or otherwise.

     11. Unless prior to the issuance thereof the Optioned Shares shall be registered under the Securities Act of 1933, as amended (the "Act"), as a condition precedent to the valid exercise if his/her option, the Optionee shall represent in writing to the Company that he is acquiring such Shares for his/her own account as an investment and not with a view to, or for sale in connection with, the distribution of any thereof. If the Optioned Shares shall not be

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

registered under the Act at or prior to the issuance thereof, each certificate representing Optioned Shares shall bear a legend substantially as follows:

     "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and they may not be sold or transferred in the absence of an effective registration statement for the shares under the Act, or an opinion of counsel for the Company that registration is not required under said Act."

In the event of the death of the Optionee, a condition precedent to the valid exercise of any Option shall be the delivery to the Company of such tax waivers and other documents as the Administrator shall determine.

     12. As a condition of the granting of the Option the Optionee agrees, for himself and his/her personal representatives, that any dispute or disagreement which may arise under, or as a result of, or pursuant to, this agreement shall be determined by the Administrator in its sole discretion, and that any interpretations by the Administrator of the terms of this Agreement shall be final, binding and conclusive.

     13. Anything to the contrary contained herein notwithstanding, this Agreement and the option granted hereby are subject to and shall be construed and regulated in accordance with the provisions of the Plan. The provisions of the Plan shall have control over the provisions contained in this Agreement.

     14. This Agreement has been executed in, and shall be construed and regulated in accordance with the substantive laws of the State of New York.

     IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement as of the date and year first above written.

                              ALBANY MOLECULAR RESEARCH, INC.
                              By:__________________________________
                              OPTIONEE:____________________________
                              Name:________________________________

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